                                                                    EXHIBIT 10.1

                Guarantee and Undertaking of Evergreen Solar Inc.

     Evergreen Solar, Inc.
     Deutsche Bank AG Branch German Business, in its capacity as Security Agent, Deutsche Bank Luxembourg S.A.
     Bayerische Hypo- und Vereinsbank AG
     HVB Banque Luxembourg Societe Anonyme
     IKB Deutsche Industriebank AG
     NORD/LB Norddeutsche Landesbank Girozentrale Mitteldeutsche Landesbank
     BNP Banque Paribas
     EverQ GmbH

agree as follows:

                            GUARANTEE AND UNDERTAKING

All terms set in italics in this Guarantee and Undertaking have the same meaning as the terms set opposite to them in the table attached as Annex 1, which in turn have the meaning defined in the syndicated loan agreement dated [date] regarding a syndicated loan in the amount of EUR 142,000,000.00 granted to EverQ GmbH (Loan Agreement). The Loan Agreement including schedules is known to Evergreen Solar, Inc. ("Guarantor") in its entirety. Terms defined in this Guarantee and Undertaking ("Guarantee and Undertaking") have the meaning defined herein and are not set in italics.

However, the Guarantor is not a party to the Loan Agreement and the latter does not constitute a legally binding document for the Guarantor even where the wording of the Loan Agreement might suggest otherwise. Rather, the legal relationship between the Guarantor on the one side and the Financing Parties and the Borrower on the other side is exclusively governed by this Guarantee and Undertaking regarding the issuance of the aforementioned loan to the Borrower.

                               SECTION A GUARANTEE

PREAMBLE

By way of the Loan Agreement, the Banks have agreed, subject to certain conditions, to grant to the Borrower loans or other forms of financing up to an amount of EUR 142,000,000.00 against the Guarantor's issuance of a guarantee in relation to Tranche A payable upon first demand. Correspondingly, the Guarantor issues this guarantee

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("Guarantee") in relation to Tranche A to ensure that the Security Agent receives payment of all amounts payable by the Borrower pursuant to the wording of the Loan Agreement in relation to Tranche A in the currency and at the place provided for by the Loan Agreement, at its stated or accelerated maturity (the "Indebtedness") net of any deduction or withholding whatsoever and irrespective of the factual or legal circumstances (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by the Security Agent in the account agreed to by it) and motives by reason of which the Borrower may fail to pay the Indebtedness.

(1)  GUARANTEE AND GUARANTEED AMOUNT

The Guarantor hereby irrevocably and unconditionally guarantees the payment to the Security Agent, in Magdeburg and in effective EUR, of the Indebtedness up to

                EUR 30,000,000.00 (in words: Thirty Million Euro)

including interest, cost, expenses, fees and all other amounts as agreed upon to be payable by the Borrower. Payment hereunder will be made in Magdeburg and in effective EUR without any deduction or withholding whatsoever. To the extent the Security Agent should assert payments in an aggregate amount of less than EUR 90,000,000.00 from the Guarantor and Q-Cells AG and Renewable Energy Corporation ASA ("Further Guarantors"), the Guarantor is only obliged against the Security Agent to a payment of a portion in the amount of 33.33 %. Upon fulfilment, release or expiration of this Guarantee, Banks are obliged to return the original of this Guarantee to the Guarantor without undue delay, unless a risk of an insolvency challenge ["Insolvenzanfechtung"] exists.

(2)  PAYMENT UPON FIRST DEMAND

The Guarantor shall effect payment under this Guarantee immediately upon the Security Agent's first demand and confirmation in writing or by teletransmission, provided that the Borrower is in default under the terms and conditions of the Loan Agreement which has not been sufficiently cured within the time frames analogous Section 17 section (1) sentences 3 and 4 of the Loan Agreement,

(a) that the amount claimed from the Guarantor equals 33.33 % of the Indebtedness (or part thereof) which the Borrower has not paid when due after expiration of an applicable cure period, if any, and

                                                            (DEUTSCHE BANK LOGO)

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(b)  that the Security Agent simultaneously has asserted claims against the
     Further Guarantors in the same amount under the respective Guarantee and Undertaking. This does not apply if the Guarantee of the Shareholder-3, which is limited in time until 30 June 2008 will not have been extended prior to 31 May 2008 until 31 October 2010 or will have been released prior to 31 May 2008, a Mandatory Prepayment of the Shareholder-3 will not have been effected until 15 June 2008 and the Banks will require payment under the Guarantee of the Shareholder-3.

(3)  PRIMARY, INDEPENDENT OBLIGATION

This Guarantee constitutes the Guarantor's independent obligation to make payment to the Security Agent in accordance with the terms of this Guarantee, under any and all circumstances, regardless of the validity, legality or enforceability of the Loan Agreement and irrespective of all objections, exceptions or defences from the Borrower or third parties.

(4)  GUARANTEE FOR PAYMENT

The Security Agent shall not be required first to claim payment from, to proceed against, or enforce any claims against or security given by, the Borrower or any other person before making demand from the Guarantor under this Guarantee.

(5)  EXCLUSION OF SPECIFIC DEFENCES

This Guarantee and the Guarantor's obligations hereunder shall not be contingent upon the legal relationship between the Security Agent and the Borrower and shall particularly be independent of and enforceable notwithstanding

(a)  invalidity of the Loan Agreement,

(b) any absence or insufficiency of corporate resolutions relating to the Indebtedness,

(c)  any inadequate representation of the Borrower,

(d) any absence of licences or other authorisations or any factual or legal restrictions or limitations existing or introduced in the country of the Borrower (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by the Security Agent in the account agreed to by the Security Agent),

(e) any agreement made between the Security Agent and the Borrower concerning the Indebtedness, including any extension of the term of payment and any rescheduling or

                                                            (DEUTSCHE BANK LOGO)

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     restructuring, even if the Guarantor did not give its consent thereto unless such consent is required pursuant to subsections (10) or (11) below,

(f) the taking, existence, variation or release of any other collateral provided to the Security Agent for the Indebtedness, and the Security Agent's legal relationship with any provider of such other collateral,

(g)  any right of the Borrower to challenge the Loan Agreement,

(h) any right that the Security Agent may have to set-off the Indebtedness against a counterclaim of the Borrower,

(i) one or two of the Further Guarantors have not made payments upon the Security Agent's assertion of claims, and

(j) one or two of the Further Guarantors have raised defences upon the Security Agent's assertion of claims.

(6)  TAXES

To the extent legally possible, any amount payable by the Guarantor under this Guarantee will be paid free and clear of any reduction and without deduction of any withholding taxes. Withholding taxes are taxes, duties or governmental charges of any kind whatsoever which are imposed or levied in, by or on behalf of the country in which the Guarantor or the Borrower is situated, and which are deducted from any payment hereunder or under the Loan Agreement. If the deduction of withholding taxes is required by law, then the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Security Agent after such deduction shall equal the amount that would have been receivable had no such deduction been required safe to the extent the Banks are entitled to repayment of the withholding tax by the competent tax authority or to have such withholding tax set-off against their tax liabilities.

In the event of an imminent or actual withholding, the Security Agent shall, at the Guarantor's request, provide such documents and information as may be necessary or useful for the Guarantor to obtain an exemption from such withholding ["Freistellung"] or to claim back from the respective tax authorities ["Erstattung"] withholdings which have been deducted.

(7)  CURRENCY INDEMNITY

Payments made by the Guarantor to the Security Agent pursuant to a judgement or order of a court or tribunal in a currency other than that of the Guarantee (the "Guarantee Currency")

                                                            (DEUTSCHE BANK LOGO)

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shall constitute a discharge of the Guarantor's obligation hereunder only to the extent of the amount of the Guarantee Currency that the Security Agent, immediately after receipt of such payment in such other currency, would be able to purchase with the amount so received on a recognised foreign exchange market. If the amount so received should be less than the amount due in the Guarantee Currency under this Guarantee, then as a separate and independent obligation, which gives rise to a separate cause of action, the Guarantor is obliged to pay the difference.

(8)  SUBROGATION; LIMITATION OF SUBROGATION

(a) In the event the Guarantor makes any payment hereunder, each of the Banks hereby assigns its claims against the Borrower under the Loan Agreement in the amount of the payment received (directly or through the Security Agent) from the Guarantor; section 774 para (1) sentence 1 of the German Civil Code (BGB) shall apply analogous.

(b) The Guarantor undertakes not to assert any claim it may have against the Borrower by reason of the performance of its obligations under this Guarantee, whether on contractual grounds or on any other legal basis, until the Indebtedness has been fully satisfied and all amounts payable to the Security Agent under the Loan Agreement have been fully and irrevocably received or recovered.

(c) Any amount received or recovered by the Guarantor from the Borrower shall be held in trust for and immediately paid to the Security Agent. Subsection
     (a) shall apply analogous.

(9)  DISSOLUTION/CHANGE OF STRUCTURE

The obligations under this Guarantee shall remain in force notwithstanding any dissolution or change in the structure or legal form of the Borrower.

(10) RESTRUCTURING

Subject to the Guarantor's written consent, the Security Agent shall be entitled to reschedule or restructure principal, interest and other Indebtedness, to release the Borrower from its Indebtedness and/or to accept a new debtor if, for reasons which the Security Agent deems important, the Security Agent or other companies of the Deutsche Bank group agree to similar measures also with respect to other loans extended to individuals and/or entities in the country of the Borrower. The Guarantor's liability under this Guarantee shall not be

                                                            (DEUTSCHE BANK LOGO)

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affected by such measures, and the Guarantor undertakes to pay to the Security
Agent upon first demand, in accordance with the terms hereof, all such amounts in full at such time as they would have become due and payable had the Loan Agreement and the Indebtedness remained effective without alteration. The Guarantor's written consent to the terms and documentation of such rescheduling, restructuring, release or debt assumption shall be required.

(11) NEW MONEY

Should the Security Agent, subject to the Guarantor's written consent, agree, in connection with a debt restructuring or in order to avoid such restructuring, to extend new credits ("New Money") to the Borrower or other individuals and/or entities of the public or private sector in the country of the Borrower and should the Security Agent's participation in such New Money be calculated on the basis of loans extended by the Security Agent and/or other companies of the Deutsche Bank group to the Borrower or such other individuals and/or entities, the Guarantor hereby irrevocably and unconditionally guarantees, in accordance with the terms hereof, that portion of the claims for principal, interest, cost, expenses, fees and other amounts payable in respect of the New Money by which the Security Agent's participation in the New Money is increased by virtue of the Indebtedness, regardless of whether the Security Agent is legally obliged to take part in the restructuring or the New Money. The Guarantor's written consent to the terms and documentation of the New Money shall be required.

(12) MISCELLANEOUS

The Guarantor represents and warrants that this Guarantee is binding, valid and enforceable against it in accordance with its terms. The Guarantor confirms that it has taken, and will continue to take all necessary steps to ensure that any amount claimed by the Security Agent from it hereunder can be transferred immediately, free of any deduction, cost or charges whatsoever. The Security Agent is only obliged to provide the Guarantor with information regarding the banking business relationship to the Borrower, the Loan Agreement and the Indebtedness if

(a) the Guarantor has submitted preliminary proof ("Glaubhaftmachung") to the Security Agent that it has asked for this information at the Borrower without success and

(b) this information is - in Guarantor's reasonable opinion - required by the Guarantor.

                                                            (DEUTSCHE BANK LOGO)

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In any case, however, the Guarantor's payment obligation is not dependent on such an obligation to provide information.

(13) TERM

This Guarantee is effective as of its date of issuance and expires on 31 October 2010 - unless released earlier or extended pursuant to Section A Clause (14) - if:

(a)  the Indebtedness has been fully and irrevocably received by the Banks and

(b)  no concrete risk of an insolveny contestation exists.

(14) RELEASE OF THE GUARANTEE

The Security Agent shall release the Guarantee with consent of the Banks if

(a)  the date of Completion of EverQ2 has expired and

(b) the Banks have received the Borrower's 2007 audited annual financial statements and

(c) the Banks have received the quarterly report with the Review for the first quarter of 2008 or - if such report does not yet exist - the most recent monthly report and

(d) the Banks have received the updated Business Plan or a confirmation from the Borrower, that such an update has not been made and

(e) based on the documents listed in (b) to (d) above as applicable the Borrower's projected business progress (including the timely Completion of EverQ2) in accordance with the Business Plan can be documented or anticipated and

(f) the land charge according Schedule 6 no. 1 of the Loan Agreement has been registered.

                              SECTION B UNDERTAKING

SECTION 1 GUARANTEE BACK-UP SECURITY

(1) Unless the term of our Guarantee as defined in Section A subsection (13) has expired or unless there has been a release of the Guarantee pursuant to Section A subsection (14), the Guarantor shall provide the Guarantee Back-Up Security to the Banks.

(2) The Security Agent shall release the Guarantee Back-up Security-1 with consent of the Banks after the expiration of 31 May 2007, if the conditions under (i) to (iii) have been

                                                            (DEUTSCHE BANK LOGO)

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     satisfied cumulative and, in addition, one of the conditions under (iv) or
     (v) has been satisfied alternatively:

(i)  The date of Completion of EverQ2 has expired.

(ii) The Borrower has complied with the Business Plan.

(iii) The land charge according to Schedule 6 no. 1 (Sicherheitenvertrage) of the Loan Agreement has been registered.

(iv) After the capital increase of Guarantor planned for the first half-year of 2007, Guarantor maintains, and can verify at any time, the amount of EUR 40,000,000.00 as a cash balance or in the form of another secure risk-free [risikofreien] investment (such as fixed term deposits or money market funds) which must be capable of liquidation within 2 Bank Business Days, and has pledged to the Banks a first-priority partial amount thereof in the amount of EUR 15,000,000.00. These obligations (Guarantee Back-up Security-2) cease to exist with the release of the Guarantees.

(v) The amount of Tranche A is finally reduced in the amount of the Guarantee Back-up Security.

SECTION 2 SECURITY SHORTFALL

If, at the time of the release of the Guarantee, the value of the collateral described in Schedule 6 no. 1 of the Loan Agreement as according to the valuation of the Security Agent and the collateral described in Schedule 6 no. 2 of the Loan Agreement according to the Valuation Opinion and the collateral described in Schedule 6 no. 10 of the Loan Agreement together is less than the Loan Commitments of all Banks under Tranches A and C, less any final repayments made and ultimately remaining with the Banks toward such loans ("Security Shortfall"), then the Borrower and the Banks shall agree as to one or more of the following - at least in the amount of the Security Shortfall:

(a)  Obligatory special payment of principal by the Borrower,

(b)  Increase of the positive balance on the Debt Service Reserve Account.

To the extent the Security Shortfall cannot be covered by these measures, the parties hereto shall agree on an extension of the term of this Guarantee and Undertaking, provided, however, that the Guarantees and Undertakings issued by the Further Guarantors are extended correspondingly. As long as a solution to the extension of this Guarantee and Undertaking is not found, the Guarantee and

                                                            (DEUTSCHE BANK LOGO)

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Undertaking remains effective in the amount of 33,33 % of the Security
Shortfall.

SECTION 3 SUBORDINATION OF CLAIMS OF SHAREHOLDERS

(1) The Guarantor subordinates all of its current and future claims against the Borrower, and all of the rights appertaining thereto, with the exception of trade receivables and the claims on interest out of its shareholder loans that may not bear significantly higher interest than Tranche C, to all of the current and future claims of the Banks (including all of their domestic and foreign branches) against the Borrower under the Financing Documents, irrespective of the legal form of the Borrower at such time and irrespective of the identity of its shareholders. As long as the Banks have not been fully satisfied in respect of the aforementioned claims when due and payable, the Guarantor will not dispose of its claims subordinated in accordance with this subsection without the prior written consent of the Banks and, in particular, will not collect on them, secure them, assign them to third parties, pledge them or set them off. At the same time, the Guarantor warrants that it has not disposed of the claims prior to today, so that no third party rights exist with respect to such claims.

(2) The Guarantor subordinates all of its current and future trade receivables and all of the rights against the Borrower appertaining thereto as well as the claims on interest out of its shareholder loans that may not bear significantly higher interest than Tranche C to all of the claims of the Banks (including all of their domestic and foreign branches) against the Borrower under the Financing Documents that have or will have fallen due, irrespective of the legal form of the Borrower at such time and irrespective of the identity of its Shareholders. As long as the Banks have not been fully satisfied in respect of the aforementioned claims when due and payable, the Guarantor will not dispose of its claims subordinated in accordance with this subsection without the prior written consent of the Banks and, in particular, will not collect on them, secure them, assign them to third parties, pledge them or set them off. At the same time, the Guarantor warrants that it has not disposed of the claims prior to today, so that no third party rights exist with respect to such claims.

(3) This subordination shall remain valid until it is rescinded by written mutual agreement. The Banks shall consent to the rescission if the Borrower has fulfilled or secured all of its obligations to them under the Financing Documents. The Banks have the right to

                                                            (DEUTSCHE BANK LOGO)

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     grant their consent subject to the condition subsequent that the Banks are required to return the amounts that have been paid to them (especially in the case of impending challenge during insolvency proceedings).

SECTION 4 REPRESENTATIONS AND WARRANTIES

By concluding this Guarantee and Undertaking, the Guarantor represents and warrants to the Banks that

(a) within the framework of the current version of the Master Joint Venture Agreement and the respective License and Technology Transfer Agreement executed by the Guarantor, the Borrower will receive unlimited use of all of the licenses and other rights of use, as well as the necessary process expertise, necessary to satisfy the Business Plan, to the extent the Guarantor owns such rights;

(b) no judicial or extrajudicial legal proceedings exist with respect to the licenses and other rights of use referred to in subparagraph (a) that could threaten the Borrower's rights out of the licenses or the rights of use;

(c) all agreements between the Borrower and the Guarantor have been concluded, and are being performed, on the basis of terms that are at arm's length;

(d) if it expands production capacity, grants licenses or other rights of use to third parties - or acquires shares of companies - that compete with the Borrower using comparable technology to its own technology it shall, to the extent feasible, grant to the Borrower within the framework of the current versions of the Master Joint Venture Agreement and of the respective License and Technology Transfer Agreement access to the use of the respective technology at least equivalent to its own access and on at least the same (or more favorable) terms.

The aforementioned Representations and Warranties shall apply as having been repeated by the Guarantor with every Notice of Drawing, on each drawing date and on the first day of each Interest Period.

SECTION 5 CONCLUSION OF INTER-COMPANY AGREEMENTS

The Guarantor covenants, in respect to the Borrower, not to enter into any control, profit transfer or other inter-company agreements within the meaning of sec. 291 and 292 of the

                                                            (DEUTSCHE BANK LOGO)

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German Stock Corporation Act (Aktiengesetz), or to execute transformations within the meaning of the German Act on Business Transformations
(Umwandlungsgesetz) or comparable transactions without the prior written consent of the Banks.

SECTION 6 EXPANSION MEASURES

The Borrower and the Guarantor shall offer the Banks the option of financing the Expansion Measures in preference to all other financing providers. However, no prejudice to a favourable financing decision may be derived therefrom.

If the Banks' review does not lead to a favourable financing decision, then the Banks consent to the Expansion Measures already by executing the Loan Agreement subject to the fulfilment of one of the following conditions:

(i) The Borrower and the Shareholders are implementing the Expansion Measures via a subsidiary or affiliate on a stand-alone basis, i.e. without any financial or non-financial recourse whatsoever to the Borrower, it being understood that the Shareholders must grant to the Borrower at least the same terms and conditions as to such subsidiary or affiliate to the extent services rendered, goods delivered or rights granted to such subsidiary or affiliate are also rendered, delivered or granted under the Project Contracts, or

(ii) the Guarantees of the Shareholders shall not be released until such time and to the extent as all obligations under the Loan Agreement have not been completely performed or - where such release has already taken place - the Guarantees of the Shareholders shall be renewed until such time and to the extent as all obligations of the Borrower under the Loan Agreement have been completely performed.

SECTION 7 FURTHER OBLIGATIONS

(1) Jointly with the Further Guarantors, the Guarantor has contributed equity capital to the Borrower in the amount of EUR 43,100,000.00 and has granted the Borrower shareholder loans (subordinate to the claims of the Banks under the Loan Agreement in accordance with Section B Section 3 subsections
     (1) and (2) above) in the amount of at least EUR 90,000,000.00 prior to the first Drawing under the Loan Agreement.

(2) Until the full repayment of all amounts payable by the Borrower under the Loan Agreement, the Guarantor covenants

                                                            (DEUTSCHE BANK LOGO)

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     (i)  to grant additional equity capital or additional loans (subordinated in accordance with Section B Section 3 subsections (1) and (2) above to claims of the Banks under the Loan Agreement), in the amount of
          33.33 % of that amount by which the investment costs for EverQ2 exceed the investment costs projected in the Business Plan or investment grants or investment subsidies are not granted in the projected amount or are required to be repaid,

     (ii) to promote the Borrower's operations on the basis of the Project Contracts,

     (iii) as long as it is listed on a stock exchange: to provide the Agent for the Banks with all publications regarding its financial situation, as it now or in future provides to the capital market, until such date when all claims of the Banks under the Loan Agreement have been fulfilled; upon demand, the banks will be provided with copies thereof if a justified interest in such information exists,

     (ii) if it is no longer listed on a stock exchange: to provide the Agent for the Banks with its quarterly figures within 60 days after expiry of the first, second and third quarter of each financial year and with its financial statements (annual accounts including profit and loss statement, annex and management report) reviewed and audited by independent chartered accountants within 120 days after expiry of each financial year.

(3) Upon demand, the Guarantor will reimburse the Agent, the Security Agent and the other Financing Parties all such reasonable and necessary external costs as the latter have incurred in connection with the judicial or extrajudicial preservation or enforcement of their rights against the Guarantor.

(4) The Guarantor covenants not to entirely or partially assign or transfer its rights and obligations under this Guarantee and Undertaking.

(5) Without limiting the right of the Agent agreed in Section 17 subsection 1 (Causes for termination) first sentence of the Loan Agreement to terminate or to claim the repayment, together with the Borrower and the Banks the Guarantor will undertake efforts to agree on alternatives where a Cause for termination has occurred or threatens to occur. In particular, Guarantor and Further Guarantors, each individually, always have the option to cure a Cause for termination analogous Section 17 section (1) (Causes for termination) sentences 3 and 4 of the Loan Agreement. Borrower and

                                                            (DEUTSCHE BANK LOGO)

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     Banks are obliged to notify Guarantor and Further Guarantors in writing about the occurrence of a Cause for termination immediately upon becoming aware of such occurrence and give them sufficient opportunity to cure such Cause for termination within the deadlines stipulated for the cure of a Cause for termination in Section 17 section (1) of the Loan Agreement. A violation of the aforementioned obligation to notify will not affect any of the rights of the Banks under the Financing Documents.

(6) The Guarantor covenants not to receive dividends or distributions or comparable (direct or indirect) payments or benefits from the Borrower. If permitted to Commercial Law, such payments or performances are permitted from the year 2009 for the business year 2008, as far and as long as the Leverage Ratio goes below the value 1,5.

(7) The Guarantor shall concurrently sign this Guarantee and Undertaking and the Addendum according Annex 2 to this Guarantee and Undertaking.

SECTION 8 MISCELLANEOUS

     Claims of the Financing Parties against the Guarantor are not affected by the agreements in Section 23 subsection (8) (Costs and expenses) of the Loan Agreement.

                             SECTION C MISCELLANEOUS

SECTION 1 PAYMENTS

(1)  Payment without deductions

All payments of the Guarantor under this Guarantee and Undertaking are payable net, with no deductions of tax or similar charges whatsoever, irrespective of the nature thereof, without any express demand made therefor, on the due date (no later than 10 am local time). Section A subsection (6) shall remain unaffected. Payment obligations shall only be deemed to have been satisfied with the effect of discharging the obligation vis-a-vis the Bank or Banks if and to the extent the relevant amounts are effectively paid in the currency in which they are owed and in immediately disposable funds and have been credited, without reservation, to the corresponding account designated by the Agent (or, in the case of payment obligations under an Ancillary Facility, by the relevant Ancillary Bank) at the main trading centre of the currency in question.

                                                            (DEUTSCHE BANK LOGO)

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(2)  No set-off

The Guarantor is not entitled to set-off its own counterclaims against claims of the Agent or of the Banks under the Loan Agreement or to assert a right of retention. The waiver of the right to set-off and of retention does not apply to the extent the counterclaims are undisputed or have been bindingly adjudicated.

(3)  Partial payments

Should the Guarantor make payments that are insufficient to satisfy liabilities under this Guarantee and Undertaking which are in arrears or which are due, then in the event of payments to the Agent, the Agent (in accordance with the ratios of the Banks) or, in the case of payments made to an Ancillary Bank, the Ancillary Bank in question shall apply these payments towards such payments as are in arrears or due, in the following priority:

(a) first - towards fees, commissions, costs and other expenses of the Arranger, the Agent or the Security Agent to be reimbursed;

(b)  second - towards interest claims which are due and have not been paid;

(c)  third - towards outstanding Drawings; and

(d)  fourth - towards all further claims which are due.

SECTION 2 NOTICES

(1)  Form

Unless otherwise provided in this Guarantee and Undertaking, all notices under this Guarantee and Undertaking must be given by letter or facsimile.

(2)  Address

All notices to the Guarantor shall be directed to the address set forth in
Schedule 10 to the Loan Agreement or to such other address as the Guarantor has timely indicated to the Agent.

                                                            (DEUTSCHE BANK LOGO)

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SECTION 3 AMENDMENTS

No amendments to this Guarantee and Undertaking shall be valid unless made in writing. The foregoing also applies to any amendment to or waiver of this writing requirement.

SECTION 4 TRANSFER

Each Bank is entitled and obliged to assign or transfer, as the case may be, all or part of its rights and duties under this Guarantee and Undertaking to another credit institution or financial institution, provided, however, that such assignment and transfer may only be effected jointly with the assignment and transfer of all or the correspondig part of, as the case may be, the rights and duties such Bank has under the Financing Documents.

SECTION 5 SEVERABILITY CLAUSE

Should any provisions of this Guarantee and Undertaking be or become invalid or unenforceable, whether in whole or in part, then the remaining provisions hereof shall remain unaffected thereby. The Parties hereby undertake to replace an invalid or unenforceable provision with the valid and enforceable provision that most closely reflects in commercial terms the purpose of the invalid or unenforceable provision. An analogous rule shall apply in the case of contractual gaps.

SECTION 6 NO WAIVER

A delay or a failure (including an only partial failure) to exercise rights on the part of the Agent or the Banks shall not be deemed a waiver of those rights and shall not give rise to a forfeiture of such rights.

SECTION 7 LANGUAGE

(1)  Notices

All notices given in connection with this Guarantee and Undertaking as well as the Legal Opinions must be given in German or English.

(2)  Documents

Any other document submitted in connection with a Financing Document must:

                                                            (DEUTSCHE BANK LOGO)

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(a)  be prepared in German or Englisch,

(b) unless otherwise agreed with the Agent, be submitted together with a certified German translation. In such case the German translation shall take priority, except where the document in question is prescribed by law or is otherwise an official document.

SECTION 8 PRESCRIPTION

Any right and any claim of a Financing Party against the Guarantor arising in connection with a Financing Document shall be prescribed after three years from the date it falls due, except where the relevant statutory prescription period is longer.

SECTION 9 TERM

In case of release or expiration of the Guarantee in accordance with Section A subsections (13) and (14) the agreements of the Guarantee and Undertaking in Section B and Section C shall remain in force. The term of the agreements in Section B and Section C shall not expire until all claims of the Banks under the Loan Agreement have been finally fulfilled.

SECTION 10 PREVIOUS COLLATERAL

The put-option agreement dated 9 November 2005 between the Guarantor, the Borrower and Deutsche Bank AG relating to the loan agreement between the Borrower and Deutsche Bank AG regarding EverQ1 is terminated, if the following conditions are fulfilled:

(i) The syndicated loan relating to EverQ1 dated 9 November 2005 will have been fully and definitely repaid. It is deemed to be agreed that there will take place a mandatory prepayment of the existing indebtedness amounting to EUR 6,500,000.00 with the first disbursement under Tranche A.

(ii) Bayerische Hypo- und Vereinsbank AG has agreed to release the collateral including the put-option agreement provided in connection with the financing of EverQ1, without being obliged to do so.

Any termination of the put-option agreement on other legal grounds shall not be affected hereby.

                                                            (DEUTSCHE BANK LOGO)

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SECTION 11 APPLICABLE LAW, JURISDICTION

(1) This Guarantee and Undertaking and all rights and obligations arising hereunder shall in all respects be governed by German law.

(2) The Guarantor hereby submits to the jurisdiction of the competent courts of Frankfurt am Main. However, each Financing Party may sue the Guarantor before each other competent court. The Guarantor irrevocably waives any objection which it may now or hereafter have that such proceedings have to be brought in a more convenient forum.

Guarantor

Date:                                    EVERGREEN SOLAR, INC.
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


The Security Agent

Date:                          DEUTSCHE BANK AG, BRANCH GERMAN BUSINESS
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------

                                                            (DEUTSCHE BANK LOGO)

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The Agent

Date:                                DEUTSCHE BANK LUXEMBOURG S.A.
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


The Banks

Date:                          DEUTSCHE BANK AG, BRANCH GERMAN BUSINESS
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


Date:                               DEUTSCHE BANK LUXEMBOURG S. A.
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


Date:                             BAYERISCHE HYPO- UND VEREINSBANK AG
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------

                                                            (DEUTSCHE BANK LOGO)

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Date:                            HVB BANQUE LUXEMBOURG SOCIETE ANONYME
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


Date:                                IKB DEUTSCHE INDUSTRIEBANK AG
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------


                             NORD/LB NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                       MITTELDEUTSCHE LANDESBANK


                      (                       )   (                            )
                       -----------------------     ----------------------------


Date:                                     BNP BANQUE PARIBAS
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------

                                                            (DEUTSCHE BANK LOGO)

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The Borrower

Date:                                         EVERQ GMBH
      -------------


                      (                       )   (                            )
                       -----------------------     ----------------------------

                                                            (DEUTSCHE BANK LOGO)

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                                                                         ANNEX 1

                       Terms Defined in the Loan Agreement

Addendum                         Addendum
Agent                            Agent
Arranger                         Arrangeur
Ancillary Bank                   Ancillary Bank
Ancillary Facility               Ancillary Fazilitat
Banks                            Banken
Borrower                         Kreditnehmer
Business Plan                    Businessplan
Causes for termination           Kundigungsgrunde
Completion                       Fertigstellung
Costs and expenses               Kosten und Aufwendungen
Debt Service Reserve Account     Schuldendienstreservekonto
Drawing                          Ziehung

                                                            (DEUTSCHE BANK LOGO)

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
EverQ2                           EverQ2
Expansion Measures               ExpansionsmaBnahmen
Financing Documents              Finanzierungsdokumente
Financing Parties                Finanzierungsparteien
Guarantee                        Garantie
Guarantee and Undertaking        Guarantee and Undertaking
Guarantee Back-up Security       Garantieunterlegung
Guarantee Back-up Security-1     Garantieunterlegung-1
Guarantee Back-up Security-2     Garantieunterlegung-2
Interest Period                  Zinsperiode
Legal Opinions                   Legal Opinions
Leverage Ratio                   Verschuldungsgrad
Loan Agreement                   Kreditvertrag
Loan Commitments                 Kreditzusage
Notice of Drawing                Ziehungsnachricht

                                                            (DEUTSCHE BANK LOGO)

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
Project Contracts                Projektvertrage
Representations and Warranties   Bestatigungen und Zusicherungen
Review                           Review
Security Agent                   Sicherheitenagent
Shareholder                      Gesellschafter
Shareholder-2                    Gesellschafter-2
Shareholder-3                    Gesellschafter-3
Tranche A                        Tranche A
Tranche C                        Tranche C
Valuation Opinion                Wertgutachten

                                                            (DEUTSCHE BANK LOGO)

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                                                                         ANNEX 2

 Addendum to the Amended and Restated Licence and Technology Transfer Agreement

                                                            (DEUTSCHE BANK LOGO)